EXHIBIT 4.10

                                LETTER OF INTENT

                                 BY AND BETWEEN

                               HALO RESOURCES LTD.
                                       AND
                                  GOLDCORP INC.

                                      DATED

                                 APRIL 18, 2006

April 18, 2006

Goldcorp Inc.
200 Burrard Street, Suite 1560
Vancouver BC  V6C 3L6

ATTENTION:  JAMES ROGERS


Dear Sirs:

RE: HALO RESOURCES LTD. ("HALO") OPTION TO EARN A 60% INTEREST IN AND TO CERTAIN UNPATENTED MINING CLAIMS AND A 30% INTEREST IN AND TO CERTAIN OTHER PATENTED MINING CLAIMS IN THE RED LAKE DISTRICT OF ONTARIO


This Letter of Intent ("LOI") sets out the terms and conditions whereby Goldcorp Inc. ("GOLDCORP") agrees to grant to Halo Resources Ltd. ("HALO") the sole and exclusive right and option (the "OPTION") to acquire an undivided 60% legal and beneficial interest in and to certain unpatented mining claims located in the Red Lake District of Ontario and known as the Middle Property and the Pipestone Property (collectively the "UNPATENTED PROPERTY") and an undivided 30% legal and beneficial interest in and to certain patented mining claims located in the Red Lake District of Ontario and known as the Biron Bay Property (the "PATENTED PROPERTY"), as such upatented and patented mining claims are set out and listed on Schedule "A" hereto (the Unpatented Property and the Patented Property collectively, the "PROPERTY"), in consideration of Halo performing certain exploration work on the Property. The term of the Option (the "TERM") shall commence on the date of the Definitive Agreement (as defined below) (the "EFFECTIVE DATE") and end on the date that is the third (3rd) anniversary of the Effective Date.

The general terms and conditions of this LOI are as follows:

1.       (a)      Halo shall have sixty (60) days from the date of this LOI (the
                  "DUE DILIGENCE PERIOD") to conduct legal, technical and environmental due diligence with respect to the Property and to completely satisfy itself in respect of such due diligence, in its sole discretion. During the Due Diligence Period
                  Goldcorp shall maintain the title to the Property in good standing and shall not grant any other right, title or interest in and to the Property to any third party.


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                                     - 2 -



         (b) Subject to the terms and conditions of this LOI, Goldcorp and Halo shall, as expeditiously as possible, negotiate in good faith and, in the event that Halo confirms in writing that it is satisfied in its sole discretion with its due diligence review (the "DUE DILIGENCE WAIVER"), settle and execute a formal option agreement (the "DEFINITIVE AGREEMENT") whereby Goldcorp will grant the Option to Halo, within five (5) days of Halo delivering the Due Diligence Waiver. Such Definitive Agreement shall include the terms set out in this LOI and such other mutually acceptable terms and conditions as the parties may agree, including such terms, conditions, representations, warranties and covenants as are customary in transactions involving the grant of an option to acquire an interest in mining properties.

         (c) This LOI shall terminate and be of no further force or effect at the expiry of the Due Diligence Period if Halo has not delivered the Due Diligence Waiver to Goldcorp at or before the expiry of the Due Diligence Period.

2.       In  consideration   of  Goldcorp   entering  into  and  delivering  the
         Definitive Agreement, and in order to maintain the Option in good standing, Halo shall perform an exploration program on the Property at the following minimum expenditures per year (on a non-cumulative basis):

         -----------------------------------------------------------------------
             YEAR OF TERM                          MINIMUM EXPENDITURE AMOUNT
                                                       (CANADIAN DOLLARS)
         -----------------------------------------------------------------------
                  1                                    Cdn. $750,000.00
         -----------------------------------------------------------------------
                  2                                  Cdn. $1,000,000.00
         -----------------------------------------------------------------------
                  3                                  Cdn. $1,250,000.00
         -----------------------------------------------------------------------

         The first Cdn.$750,000.00 of expenditures shall be committed and Halo shall not be entitled to terminate the Option or the Definitive Agreement prior to incurring Cdn.$750,000.00 of exploration expenditures in respect of the Property. For greater certainty, Halo shall during the Option Period incur such expenditures and perform such work commitments and pay Goldcorp's proportionate share of any taxes or assessments payable as may be necessary in order to keep the Property in good standing during the Option Period, and such expenditures, payments or work commitments shall be credited against Halo's commitment to incur expenditures pursuant to this Section 2.


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                                     - 3 -


3. As soon as possible following the execution of this LOI, Goldcorp will make available to Halo for review, as part of Halo's due diligence review, copies of all records and data in its possession or control respecting the Property, including all reports prepared by or for Goldcorp in respect of the Property and Halo shall be entitled to make copies of all such records, data and reports, provided that it shall keep all such information confidential and shall not disclose it or use it in any manner contrary to the intent of this LOI without the prior written consent of Goldcorp. If Halo does not deliver the Due Diligence Waiver to Goldcorp within the Due Diligence Period, Halo shall immediately destroy or deliver to Goldcorp all copies of all information related to the Property in the possession of Halo and a senior officer of Halo shall deliver a certificate to Goldcorp certifying that all such information has been destroyed or returned to Goldcorp. Goldcorp does not represent or warrant the accuracy or completeness of any records, data or reports provided to Halo in accordance with this Section 3.

4.       (a)      During the Due Diligence Period,  Halo, its employees,  agents and independent contractors shall have the right (subject to the rights of the other co-owner of the Patented Property), at its sole risk and expense, to enter in, on or under the Property in order to conduct its due diligence review, but shall not conduct any mining exploration activities or other work on the Property during such time.

         (b) From and after the Effective Date, Halo, its employees, agents and independent contractors shall have the right (subject to the rights of the other co-owner of the Patented Property):

                  (i)      to enter in, on or under the Property;

                  (ii) to bring upon the Property such vehicles, equipment, portable structures and other apparatus as the Halo shall in its sole discretion deem advisable;

                  (iii) to do such work and conduct and manage such mining programs on or under the Property as Halo shall in its sole discretion deem advisable;

                  (iv) to remove from the Property such materials for analysis and testing as Halo shall in it sole discretion deem advisable; and

                  (v)      to  have   possession  of  the  Property  during  the
                           currency of the Option Period.

         In the event that Halo determines that it needs to reach agreement with any person other than Goldcorp that holds an interest in and to the Patented Property in order for Halo to meet its commitments and exercise its rights under this LOI, Goldcorp shall take all such reasonable actions as are reasonably required by Halo, or such other person with an interest in the Patented Property, in order to assist Halo to reach such agreement. Halo shall not be entitled to credit any payments it may agree to make to such person in order to reach such agreement, against Halo's commitment to incur expenditures pursuant to
         Section 2.

5. Halo shall keep full and complete records of all exploration work and development of the Property, together with the results of assays made, and all such records and results shall be available for inspection by Goldcorp prior to the exercise of the Option by Halo. If the Option is terminated or otherwise not exercised by Halo, Halo shall deliver to Goldcorp all such records and results and all such records and results shall become the property of Goldcorp.

6. For a period of ninety (90) days following the date of the exercise of the Option by Halo, Goldcorp shall, at its sole discretion, have the right to elect by notice in writing delivered to Halo to exercise the right (the "BACK-IN RIGHT") to acquire from Halo (i) a twenty-five (25%) percent interest in and to the Unpatented Property such that Goldcorp will thereafter have a sixty-five (65%) percent undivided legal and beneficial interest in and to the Unpatented Property and Halo will have a thirty-five (35%) percent undivided legal and beneficial interest in and to the Unpatented Property and (ii) a twelve and one-half (12.5%) percent interest in and to the Patented Property such that Goldcorp will thereafter have a thirty-two and one-half (32.5%) percent undivided legal and beneficial interest in and to the Patented Property and Halo will have a seventeen and one half (17.5%) percent undivided legal and beneficial interest in and to the Patented Property, by giving notice of such election in writing to Halo and by paying Halo Cdn. $6,000,000.00 on or before the expiration of such ninety (90) day period. If Goldcorp advises Halo in writing that it does not intend to exercise the Back-in Right or fails to give such a notice and make such payment within the ninety (90) day time frame for doing so, Halo shall issue and deliver one million (1,000,000) fully paid and non-assessable common shares of Halo (the "OPTION SHARES") to Goldcorp in accordance with and subject to Sections 7 and 8 below. Halo shall during the Due Diligence Period seek the regulatory and stock exchange conditional pre-approval to the issuance and delivery of the Option Shares.

7. For the purposes of Section 6, any Option Shares issued shall be deemed to have a value per share equal to the volume-weighted average closing price of Halo's common shares on the TSX Venture Exchange for the thirty trading days immediately prior to the date that Goldcorp advises Halo that it will not exercise the Back-in Right or otherwise fails to exercise the Back-in-Right. If Goldcorp does not exercise the Back-in Right Halo shall take all necessary corporate action to issue and deliver the Option Shares to Goldcorp and to record the Option Shares on the books of Halo in the name of Goldcorp. Halo shall comply with applicable securities laws in connection with the issuance of such Option Shares.

8. The Option Shares to be issued by Halo to Goldcorp shall be subject to all applicable hold periods required by applicable securities laws and the TSX Venture Exchange (not to exceed four months from the date of issuance). The issuance of any Option Shares shall be conditional upon Halo obtaining all regulatory consents or approvals being received, including those of the TSX Venture Exchange and Halo will ensure that all filings required to be made with all applicable securities regulatory authorities are made in a prompt and timely manner to allow for the issuance of the Option Shares on a basis that is exempt from all prospectus and registration requirements under applicable securities laws. In the event that Halo is unable to issue the Option Shares to Goldcorp on an exempt basis within ten business days of the date Goldcorp advises Halo that it will not exercise the Back-in Right or otherwise fails to exercise the Back-in Right, Halo shall promptly pay Goldcorp the cash value of the Option Shares, as determined in accordance with Section 7, in cash, by certified cheque or wire transfer in immediately available funds.

9. In the event Halo exercises the Option, Halo and Goldcorp shall forthwith enter into a definitive joint venture agreement, on terms and conditions usual in the mining industry and satisfactory to both parties, acting reasonably, for the purpose of jointly further exploring, developing and exploiting the Property (the "JOINT VENTURE"). The parties shall share all future funding of exploration and other expenditures and liabilities proportionately to their respective interests in the Property (each, a "VENTURE INTEREST"). The joint venture agreement shall include provisions pertaining to, INTER

         ALIA: (i) reciprocal rights of first refusal concerning each party's Venture Interest; (ii) the manner in which decisions will be made concerning the Property, including the approval of programs, budgets, and the determination of amounts to be expended by the Joint Venture, and (iii) dispute resolution procedures.

10. If either party elects not to fund its share of future Joint Venture expenditures where the other party does fund its share, the non-funding party's Venture Interest shall be diluted in accordance with standard mining industry dilution provisions. If either party's Venture Interest is reduced to ten (10%) percent or less, its Venture Interest shall be converted to a one and a half (1.5%) percent Net Smelter Return Royalty calculated and paid in the manner described in Schedule "B".

11. Subject to the committed expenditure requirements set out in Section 2 of this LOI, Halo may terminate the Option and its obligations to incur expenditures at any time and return possession of all of the mining claims forming the Property to Goldcorp by giving Goldcorp written notice thereof.

12. Upon termination of the Option, Halo shall ensure that the Property shall remain in good standing for at least six (6) months after the date of such termination.

13.      Upon the termination of the Option, Halo shall have the right for sixty
         (60) days beyond the date of such termination to enter on, in or under the Property in order, to remove therefrom such equipment, tools, materials, structures, apparatus or supplies brought thereon by Halo or on its behalf, and to the extent that Halo does not remove them they shall become the property of Goldcorp.

14. The obligation of the parties to complete the transactions contemplated by this LOI is subject to the following conditions precedent:

                  (i) Halo being completely satisfied, in its sole discretion, with its legal, technical and environmental due diligence undertaken with respect to the Property during the Due Diligence Period; and

                  (ii)     execution of the Definitive Agreement.

15. The terms of this LOI, including the terms of the transactions contemplated hereby and the fact that Halo and Goldcorp are pursuing the proposed transactions contemplated herein are confidential and neither Halo nor Goldcorp shall disclose any such information to any person or entity without the prior written consent of the other, except as may otherwise be required by applicable law, rule or regulation. Notwithstanding the foregoing and for greater certainty, either party may make a public announcement of the existence of this LOI and the transactions contemplated hereby provided that the timing and content thereof have been agreed upon by both parties, acting reasonably.

16. Halo and Goldcorp agree that all out-of-pocket expenses and disbursements incurred in connection with this LOI and the completion of the transactions contemplated herein, including fees and expenses relating to legal, tax, accounting matters and financial advisor fees, will be paid by the party incurring such expenses.

17. This LOI, the Definitive Agreement, the joint venture agreement and any other agreement or instrument contemplated by this LOI shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

18. Any assignment of a party's interest hereunder may be assigned only with the prior written consent of the other party.

19. This LOI shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

20. This LOI may be executed by facsimile transmission in counterparts, each of which so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same document


Yours truly,

HALO RESOURCES LTD.


Per:     /s/ MARC CERNOVITCH
----------------------------
Name:    Marc Cernovitch
Title:   President



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                                     - 8 -


GOLDCORP HEREBY CONFIRMS ITS AGREEMENT WITH THE TERMS HEREOF AS EVIDENCED BY ITS DUE EXECUTION BELOW, WITH EFFECT AS OF THE DATE OF THIS LOI.


GOLDCORP INC.


Per:     /s/ LINDSAY HALL
-------------------------
Name:    Lindsay Hall
Title:   VP and CFO

                                  SCHEDULE "A"

                                  THE PROPERTY

         -------------------------------------------------------
                                                        OFFICIAL
         PROPERTY        TYPE           TOWNSHIP         NUMBER
         -------------------------------------------------------
         Biron Bay      Patent            Ball            11077
         Biron Bay      Patent            Ball            11078
         Biron Bay      Patent            Ball            11079
         Biron Bay      Patent            Ball            11080
         Biron Bay      Patent            Ball            11081
         Biron Bay      Patent            Ball            11082
         Biron Bay      Patent            Ball            11083
         Biron Bay      Patent            Ball            11104
         Biron Bay      Patent            Ball            11105
         Biron Bay      Patent            Ball            11106
         -------------------------------------------------------


    ------------------------------------------------------------------
                                ACTION                        OFFICIAL
    PROPRTY           TYPE        DUE           TOWNSHIP       NUMBER
    ------------------------------------------------------------------
    Pipestone Bay     STK      6/7/2007           Ball         1234170
    Pipestone Bay     STK      7/4/2008           Ball         1234140
    Pipestone Bay     STK      7/4/2008           Ball         1234141
    Pipestone Bay     STK      7/4/2007           Ball         1234142
    Pipestone Bay     STK      7/4/2006*          Ball         1234143
    Pipestone Bay     STK      7/4/2007           Ball         1234144
    ------------------------------------------------------------------
    *  Assessment ($6,000) required on these mineral claims by July 4, 2006

    ------------------------------------------------------------------
                                ACTION                        OFFICIAL
    PROPRTY           TYPE        DUE           TOWNSHIP       NUMBER
    ------------------------------------------------------------------

    Middle Bay         LP       2/1/2008          Ball           40860
    Middle Bay         LP       2/1/2008          Ball           40861
    Middle Bay         LP       2/1/2008          Ball           40862
    Middle Bay         LP       2/1/2008          Ball           40863
    Middle Bay         LP       2/1/2008          Ball           40864
    Middle Bay         LP       2/1/2008          Ball           40865
    Middle Bay         LP       8/1/2014          Ball           46181
    Middle Bay         LP       8/1/2014          Ball           46182
    Middle Bay         LP       8/1/2014          Ball           46183
    Middle Bay         LP       8/1/2014          Ball           46184
    Middle Bay         LP       8/1/2014          Ball           47707
    Middle Bay         LP       8/1/2014          Ball           47708
    Middle Bay         LP       3/1/2011          Ball           49874
    Middle Bay         LP       3/1/2011          Ball           49875
    Middle Bay         LP       3/1/2011          Ball           49896
    Middle Bay         LP       3/1/2011          Ball           49897
    Middle Bay         LP       3/1/2011          Ball           49898
    Middle Bay         LP       3/1/2011          Ball           49899
    Middle Bay         LP       3/1/2019          Ball           49900
    Middle Bay         LP       3/1/2011          Ball           49901
    Middle Bay         LP       3/1/2011          Ball           49902
    Middle Bay         LP       3/1/2011          Ball           49903
    Middle Bay         LP       3/1/2011          Ball           49904
    Middle Bay         LP      12/1/2018          Ball           52174
    Middle Bay         LP      12/1/2018          Ball           52175
    Middle Bay         LP       3/1/2019          Ball           53397
    Middle Bay         LP       3/1/2011          Ball           53398
    Middle Bay         LP       3/1/2011          Ball           53399
    Middle Bay        STK      8/29/2007          Ball          870130
    Middle Bay        STK      8/29/2008          Ball          870131
    Middle Bay        STK      8/29/2007          Ball          870132
    Middle Bay        STK      5/31/2007          Ball         1143622
    Middle Bay        STK      5/31/2007          Ball         1143623
    Middle Bay        STK      5/31/2007          Ball         1143624
    Middle Bay        STK      5/31/2007          Ball         1143625
    Middle Bay        STK      5/31/2007          Ball         1143646
    Middle Bay        STK      5/31/2007          Ball         1143647
    Middle Bay        STK      3/17/2007          Ball         1184230
    Middle Bay        STK       6/1/2007          Ball         1184316
    Middle Bay        STK       6/1/2007          Ball         1184317
    Middle Bay        STK       6/4/2007          Ball         1185055
    Middle Bay        STK      6/28/2008          Ball         1234022
    Middle Bay        STK      6/28/2007          Ball         1234029
    Middle Bay        STK      6/28/2007          Ball         1234030
    Middle Bay        STK      6/28/2008          Ball         1234039
    Middle Bay        STK      6/28/2007          Ball         1234051

    ------------------------------------------------------------------
                                ACTION                        OFFICIAL
    PROPRTY           TYPE        DUE           TOWNSHIP       NUMBER
    ------------------------------------------------------------------

    Middle Bay        STK     11/24/2008          Ball         1234081
    Middle Bay        STK     11/24/2007          Ball         1234082
    Middle Bay        STK     11/24/2008          Ball         1234083
    Middle Bay        STK      10/5/2007          Ball         1234155
    Middle Bay        STK      10/5/2007          Ball         1234156
    Middle Bay        STK      10/5/2008          Ball         1234157
    Middle Bay        STK      6/12/2006(1)       Ball         1248154
    Middle Bay        STK      6/21/2007          Ball         1234259
    Middle Bay        STK       7/4/2008          Ball         1234245
    Middle Bay        STK     11/24/2006(2)       Ball         1234084
    Middle Bay        STK       6/2/2006(1)       Ball         3004674
    Middle Bay        STK       6/2/2006(1)       Ball         3004676
    Middle Bay        STK       6/2/2006(1)       Ball         1247933
    Middle Bay        STK     10/23/2007          Ball         1234401
    Middle Bay        STK     10/23/2007          Ball         1234402
    Middle Bay        STK       6/2/2006(1)       Ball         1248171
    Middle Bay        STK     07/16/2007          Ball         1248129
    Middle Bay        STK       6/4/2006(3)       Ball         1248169

(1) Assessment ($4,000) required on these mineral cliams by June 2, 2006.
(2) Assessment ($1,538) required on these mineral cliams by November 24, 2006.
(3) Assessment ($800) required on these mineral cliams by June 2, 2006.

                                  SCHEDULE "B"

                           NET SMELTER RETURNS ROYALTY
1.       INTERPRETATION

Where used in this Schedule "B":

(a)      "Agreement"  means the LOI and the  Definitive  Agreement to which this schedule is or becomes attached, including any amendments thereto or renewals or extensions thereof.

(b) "Property" means those mining Properties described in Schedule "A" of the LOI to which this Schedule "B" is attached.

(c) "Fiscal Period" means each calendar year or other period of 12 consecutive months adopted by the payor of the Royalty Interest for accounting and tax purposes.

(d) "Royalty Interest" means the 1.5% Net Smelter Returns royalty which may become payable pursuant to the terms of the LOI to which this Schedule "B" is attached.

2.         NET SMELTER RETURNS

"Net Smelter Returns" shall mean the gross proceeds received by the payor of the Royalty Interest in accordance with its proportionate ownership interest in and to the Property from the sale or other disposition of minerals, ores, metals (metals shall include, precious metals and metals other than precious metals) or concentrates of metals produced from the Property and sold, less the following expenses if actually incurred:

(a) taxes specifically based on mining production, but excluding any and all taxes (i) based upon the net or gross income of the owner or other operator of the Property or the payor of the Royalty Interest and (ii) based upon the value of the Property, the privilege of doing business and other similarly based taxes;

(b) charges and costs, if any, for transportation and insurance of ores, metals (metals shall include, precious metals and metals other than precious metals) or concentrates of metals produced from the Property to any mint, smelter, or refinery; and

(c) charges, costs (including assaying and sampling costs) and all penalties, if any, charged by a smelter or refiner of ores, metals (metals shall include, precious metals and metals other than precious metals) or concentrates of metals produced from the Property.


3.       PAYMENT

(a) The Royalty Interest shall be paid in cash only on a quarterly basis within 45 days after the end of each fiscal quarter during the relevant Fiscal Period;

(b) Each payment under subsection 3(a) shall be accompanied by a statement indicating the calculation of Net Smelter Returns. The Royalty Interest holder shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payment of the Royalty Interest provided, however, that such audit may be made once only on an annual basis and within 12 months of the end of the Fiscal Period in respect of which such audit is made; and

(c) Payment of the Royalty Interest shall be made to the Royalty Interest holder at such place or places as the Royalty Interest holder shall advise the payor from time to time.

4.         TRANSFER OF THE PROPERTY

The owner of the Property shall be entitled to transfer all or part of such title in and to the Property to any third party, provided that such third party shall agree in writing to be bound by the terms of the Royalty Interest to the extent of such interest in the Property acquired and, in such circumstances, the transferor of such interest in and to the Property shall be released from all obligations in respect of the Royalty Interest accruing from and after the date of such transfer.